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                                THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 8, 1998
                                                         (December 4, 1998)

                                MONSANTO COMPANY
               (Exact Name of Registrant as Specified in Charter)


          Delaware                         1-2516                 43-0420020
(State or Other Jurisdiction of    (Commission File Number)     (IRS Employer
       Incorporation)                                        Identification No.)


                           800 N. Lindbergh Boulevard
                            St. Louis, Missouri 63167
                    (Address of Principal Executive Offices)


                                 (314) 694-1000
              (Registrant's telephone number, including area code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

                  On December 4, 1998, Monsanto Company (the "Company"), a Delaware corporation, became the owner of all of the capital stock of DEKALB Genetics Corporation, a Delaware corporation ("DEKALB"), pursuant to the merger (the "Merger") of Corn Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (the "Purchaser"), with and into DEKALB with DEKALB as the surviving corporation. At the effective time of the Merger (the "Effective Time"), DEKALB became a wholly owned subsidiary of the Company. Prior to the Merger, DEKALB engaged in the development of products of major importance to two segments of modern agriculture--seed and technology (corn, soybeans, sorghum, alfalfa and sunflower) and hybrid swine breeding stock. The Company presently intends that DEKALB will continue its business in substantially the same manner.

                  The Merger was consummated pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 8, 1998, by and among the Company, the Purchaser and DEKALB. Prior to the Merger, the Purchaser consummated a tender offer (the "Offer") to purchase all outstanding shares of Class A Common Stock, without par value ("Class A Common Stock"), and Class B Common Stock, without par value ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of DEKALB, at a purchase price of $100.00 per share, net to the seller in cash, without interest thereon. The Offer was made pursuant to the Merger Agreement. On November 30, 1998, the Purchaser accepted for payment pursuant to the Offer, 5,410,481 shares of Class A Common Stock and 13,958,524 shares of Class B Common Stock. At the expiration of the Offer, the Company owned 485,442 shares of Class A Common Stock and 13,321,436 shares of Class B Common Stock. Thus, at the expiration of the Offer, the Company and the Purchaser owned more than ninety percent of the then outstanding shares of Class A Common Stock and more than ninety percent of the then outstanding shares of Class B Common Stock. As of the Effective Time, each issued and outstanding share of Common Stock (other than shares of Common Stock owned by DEKALB or by any subsidiary of DEKALB or by the Company, the Purchaser or any other subsidiary of the Company, which shares were canceled with no consideration delivered in exchange therefor, and other than shares of Common Stock, if any, held by stockholders who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware) was, by virtue of the Merger and without any action by the holder thereof, converted into the right to receive from DEKALB in cash $100.00, payable to the holder thereof, without interest or dividends thereon, upon the surrender of the certificate formerly representing such share. Total payments to former stockholders of DEKALB in the Offer and the Merger are expected to be approximately $2.23 billion in cash. The sources of funds used in the acquisition of DEKALB included cash on hand and short-term commercial paper borrowings.

                  The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Offer to Purchase, dated May 15, 1998, filed by the Company as an exhibit to the Tender Offer Statement on Schedule 14D-1 of the Company, a copy of which is filed as Exhibit 1 hereto, and the Merger Agreement, a copy of which is filed as Exhibit 2 hereto. A copy of the press release announcing

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the consummation of the Merger is attached hereto as Exhibit 3 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements for DEKALB will be filed by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K was required to have been filed.

(b) Pro forma financial information for DEKALB that would be required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K was required to have been filed.

(c)      Exhibits.

         1 Offer to Purchase, dated May 15, 1998 (incorporated by reference to Exhibit (a)(1) to the Tender Offer Statement on
                  Schedule 14D-1 of the Company, dated May 15, 1998).

         2 Agreement and Plan of Merger, dated as of May 8, 1998, by and among the Company, the Purchaser and DEKALB (incorporated by reference to Exhibit (c)(1) to the Tender Offer Statement on
                  Schedule 14D-1 of the Company, dated May 15, 1998).

         3        Press Release, dated December 7, 1998.











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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 8, 1998



                                      MONSANTO COMPANY



                                      By: /s/ Derek K. Rapp
                                         ---------------------------------------
                                         Name:  Derek K. Rapp
                                         Title: Director, Mergers & Acquisitions
                                                (Authorized Officer)














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                                INDEX TO EXHIBITS

     EXHIBIT               DESCRIPTION
     NUMBER                -----------
     ------
       1 Offer to Purchase, dated May 15, 1998 (incorporated by reference to Exhibit (a)(1) to the Tender Offer Statement on Schedule 14D-1 of the Company, dated May 15, 1998).

       2 Agreement and Plan of Merger, dated as of May 8, 1998, by and among the Company, the Purchaser and DEKALB (incorporated by reference to Exhibit (c)(1) to the Tender Offer Statement on
                Schedule 14D-1 of the Company, dated May 15, 1998).

       3        Press Release, dated December 7, 1998.